UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

Form 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15 (d)
OF THE SECURITIES EXCHANGE ACT OF 1934

Commission File Number 000-31184

Date of Report: September 2, 2008

SHOSHONE SILVER MINING COMPANY
(Exact name of registrant as specified in its charter)

IDAHO	82-0304993
(State of other jurisdiction of incorporation or	(I.R.S. Employer Identification No.)
organization)

403 7th Street, Ste 207, Wallace, ID 83873
(Address of principal executive offices)

(208) 752-1070
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[   ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[   ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a -12)

[   ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d -2(b))

 [   ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e -4(c))

Item 1.01	Entry into a Material Definitive Agreement.

On August 26, 2008, Shoshone Silver Mining Company (the “Company”) entered into a Stock Purchase Agreement and an Indemnity and Guarantee Agreement (the “Agreements”) with Minco Plc (Xtierra Resources, Ltd.).

Under the terms of the Agreements, the Company sold its remaining 25 percent interest in the Bilbao silver-copper-zinc concessions in Zacatecas, Mexico to Minco, Plc (Xtierra Resources, Ltd) in Toronto, Ontario, Canada for US $5 million. Minco, Plc previously acquired a 75 percent interest in the Bilbao concessions as a result of satisfying an earn-in option agreement, which was signed in March of 2006.

The Company sold its remaining 25 percent interest in the Bilbao concessions to Minco Plc (Xtierra Resources, Ltd) for the following consideration:

1.)	US$2.5 million cash payable on the closing date;

2.)	US$500,000 payable within one year of the closing date (August, 2009);

3.)

The remaining balance to be paid in four annual payments commencing at the time of mine construction. The first such US$500,000 payment to be made not less than 6 years after the closing (August, 2014), with the remaining balance to be paid in no later than 10 years (August, 2018).

SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SHOHSONE SILVER MINING COMPANY

Date: September 2, 2008
/s/ Lex Smith
Lex Smith
President and Principal Executive Officer